Exhibit 99.1

[Darling International Inc. logo]                             Immediate Release
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                           DARLING INTERNATIONAL INC.
                              ANNOUNCES REFINANCING

         Irving, Texas , April 10, 2006: Darling International Inc. (AMEX: DAR) announced today that the Company has entered into a new credit agreement with new lenders effective April 7, 2006. The refinancing replaces the prior credit agreement executed in April 2004. The new credit agreement provides for $175 million in financing facilities, including a $50 million term loan facility which will be amortized at $5 million a year over a six-year term and a $125 million revolver facility for a five-year term which provides a $35 million letter of credit sub-facility.

         The refinancing provides Darling with increased liquidity and financial flexibility to complete its previously announced acquisition of the assets of National By-Products, which the Company expects to close in the second quarter, and to retire the Company's senior subordinated notes. Additional benefits that Darling expects to realize from the refinancing include lower interest rates, an extended term, fewer restrictions on investments, and improved flexibility for paying dividends or repurchasing stock, all of which are subject to the terms of the new facility.

         Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

         For more information, please visit http://www.darlingii.com.

                                     -MORE-

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 FOR MORE INFORMATION CONTACT:
 John O. Muse, Executive Vice               251 O'Connor Ridge Blvd., Suite 300
 President of Finance and                   Irving, Texas  75038
 Administration, or                         Phone:  972-717-0300
 Brad Phillips, Treasurer

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{This media release contains forward-looking statements regarding the business operations of Darling and the industry in which it operates. These statements are identified by words such as "may," "will," "expect," "believe," "intend," "anticipate," "should", "estimate," continue," and other words referring to events to occur in the future. These statements reflect Darling's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including business and economic conditions in its existing markets, that could cause actual results to differ materially from those projected in such forward-looking statements, and uncertainties related to the closing of the Company's acquisition of the assets of National By-Products. Risks and uncertainties related to the Company's performance include the Company's ability to implement, timely and effectively, improved internal controls in response to the material weakness identified in connection with its accounting for state income taxes or otherwise, in order to maintain on an ongoing basis an effective internal control environment in compliance with the Sarbanes-Oxley Act of 2002. Other risks and uncertainties regarding Darling, its business and the industry in which it operates are referenced from time to time in the Company's filings with the Securities and Exchange Commission. Darling is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}


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--------------------------------------------------------------------------------
 FOR MORE INFORMATION CONTACT:
 John O. Muse, Executive Vice               251 O'Connor Ridge Blvd., Suite 300
 President of Finance and                   Irving, Texas  75038
 Administration, or                         Phone:  972-717-0300
 Brad Phillips, Treasurer

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